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EXHIBIT NO. 10-A

                                  FIRST AMENDMENT
                                        TO
             SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                 OF BBI POWER L.P.

   FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT dated as of the __________ day of September, 1996 (the "First Amendment") by and among BESICORP INTERNATIONAL POWER CORP., a Delaware corporation ("Besicorp"), and CHESAPEAKE POWER INVESTMENTS CO. INC., a British Virgin Islands corporation ("Chesapeake"), each as a general partner, and BETA INTERNATIONAL POWER CORP., a Delaware corporation ("BIPC"), and CHESAPEAKE POWER TRANSPORT INC., a Delaware corporation ("CPT"), each as a limited partner.

                                     PREAMBLE

   WHEREAS, BESICORP and CHESAPEAKE, as general partners, formed a Delaware limited partnership with BIPC and CPT, as limited partners, pursuant to a Limited Partnership Agreement, dated as of November 4, 1994 which was amended and restated as of June ___, 1995 (the "Amended and Restated Agreement"), and which Amended and Restated Agreement was amended and restated as of January 31, 1996 (the "Second Amended and Restated Limited Partnership Agreement");

   WHEREAS, the parties hereto desire to amend the Second Amended and Restated Limited Partnership Agreement, in certain respects, as more fully set forth herein;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

   1. Definitions. All capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Limited Partnership Agreement.

   2. Amendment to Article I. Article I of the Second Amended and Restated Limited Partnership Agreement is hereby amended by amending and restating the definitions of the following terms in their entirety to read as follows:

  "'Prorata' shall mean the proportion the interest of Chesapeake, its Affiliates, Clients and designees bears to the interest of Besicorp, its Affiliates and designees of any kind in a Project Owner or for any cash flow interest in a Partnership Development or for payment of expenses or fees or representation on a committee, or for purposes of Section 3.11, which shall mean a ratio of 50-50 in every case.

  'Territory' shall mean the Union of India."

   3. Amendment to Section 3.06. Section 3.06 is hereby amended to delete the first sentence and to replace it with the following in its entirety to read as follows:

  "The Partnership is currently developing thermal power generation projects in Krishnapatnam (the "Krishnapatnam Project") and Bhavanapadu, Andhra Pradesh, India."

   4. Amendment to Section 3.09. Section 3.09 is hereby amended and restated in its entirety to read as follows:

  "3.09. Allocation of Interests in Project Owners. (a) Ownership Interest. With respect to all Partnership Developments, Chesapeake and Besicorp or their respective designees shall have equal equity, cash flow and partnership interests in each Project Owner until financial closing of construction financing of such Partner-
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  ship Development. After financial closing of construction financing of any partnership Development, and subject to the provisions of any Operative Contracts for such Partnership Development and the provisions of Section 7.04, each of Besicorp and Chesapeake may Assign its interests in such Project Owner without regard to whether, after the Assignment, the interests of Chesapeake and Besicorp would remain equal.

  (b) Dilution of Ownership Interests. If either through the sale of equity or the granting of cash flow interests of an incorporated Project owner or the granting of a partnership or cash flow interest in an unincorporated Project Owner, or otherwise, the ownership interests of Chesapeake and Besicorp, or their respective designees, is diluted in a Project Owner, the resulting dilution shall, nonetheless, preserve the equal interest in such Project Owner by Chesapeake and Besicorp, or their respective designees, until financial closing of construction financing with respect to that Partnership Development.

  (c) Executive Committees. If a committee consisting of representatives of Co-Developers or other financing parties or equity participants is constituted for any Partnership Development, Besicorp and Chesapeake, or their respective designees, shall have equal representation on such committee."

   5. Amendment to Section 3.10. Paragraphs (c) and (d) of Section 3.10 are hereby amended and restated in their entirety to read as follows:

  "(c) Allocation of Reimbursement of Project Expenses. (i) To the extent that the Partnership or any Project Owner receives funding for a Partnership Development from a Co-Developer, any equity participant, or from another financing source to reimburse the line items in the Development Cost Budget entitled Third Party Reimbursable Costs, Internal Timing Billings and Out-of-Pocket Expenses, as between Besicorp and Chesapeake, such funding shall be distributed as follows:

    (x) For any Third Party Reimbursable Cost (to the extent specifically set forth as such as a line item in the Development Capital Budget for such Partnership Development) on a first-in first-out basis to the General Partner which incurred such expense.

    (y) For Internal Time Billings and Out-of-Pocket expenses, with respect to such Partnership Development to Chesapeake and Besicorp in equal amounts, without regard to the actual ratio of such Internal Time Billings and Out-of-Pocket Expenses incurred by such General Partners.

    (ii) The Managing General Partner shall make reasonable efforts to ensure that each Development Cost Budget shall contain line items for Internal Time Billings and Out-of-Pocket Expenses.

  (d) Payment of Development Fees. If the financing provided to any Project Owner will permit the payment of development, administrative and/or management fees, for a Partnership Development, such fees shall be paid to Chesapeake and Besicorp as further payment for the provision of services of its personnel, with respect to Partnership Developments in India, in equal shares."

   6. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to principles of conflicts of laws).

   7. Counterparts. This First Amendment may be executed in one or more counterparts each of which when taken together with all original counterparts will constitute one and the same instrument.

   8. Amendment and Waiver. No amendment, modification or waiver of any provision of this First Amendment shall be valid or effective unless made by one or more instruments in writing and signed by such of the parties hereto which would be affected by such amendment, modification or waiver.

   9. Entire Agreement. The Second Amended and Restated Limited Partnership Agreement as amended by this First Amendment constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes any previous agreement among the parties hereto, whether oral or written, in relation to such matters.

   10. Ratification. Except as expressly set forth herein, the Second Amended and Restated Limited Partner-
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ship Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof on the date hereof, and the Second Amended and Restated Limited Partnership Agreement is in all respects ratified and affirmed.

   IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

   BESICORP INTERNATIONAL POWER CORP.

   By: /s/ Michael F. Zinn

   Name: Michael F. Zinn

   Title: President



   BETA INTERNATIONAL POWER CORP.

   By:/s/ Michael F. Zinn

   Name: Michael F. Zinn

   Title: President



   CHESAPEAKE POWER INVESTMENTS CO. INC.

   By Chesapeake Power Transport, Inc., its Agent

   By:/s/ Paul B. Prager

   Name: Paul B. Prager

   Title: President



   CHESAPEAKE POWER TRANSPORT, INC.

   By:/s/ Paul B. Prager

   Name: Paul B. Prager

   Title: President